Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Cullen Zalman
Prosperity Bank Plaza	Senior Vice President – Banking and Corporate Activities
4295 San Felipe	281.269.7199
Houston, Texas 77027	cullen.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS SECOND QUARTER

2021 EARNINGS

•	Second quarter earnings per share (diluted) of $1.41
•	Second quarter net income of $130.6 million
•	Loans, excluding Warehouse Purchase Program and SBA Paycheck Protection Program loans, increased $148.8 million or 0.9% (3.7% annualized) during the second quarter 2021
•	Deposits increased $347.1 million or 1.2% (4.8% annualized) during the second quarter 2021
•	Allowance for credit losses to total loans, excluding Warehouse Purchase Program and SBA Paycheck Protection Program loans, of 1.85%(1)
•	Nonperforming assets remain low at 0.11% of second quarter average interest-earning assets
•	Return (annualized) on second quarter average assets of 1.45%
•	Returns (annualized) on second quarter average common equity of 8.31% and average tangible common equity of 17.49%(1)
•	Second quarter efficiency ratio of 40.96%(1)

HOUSTON, July 28, 2021. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income of $130.6 million for the quarter ended June 30, 2021 compared with $130.9 million for the same period in 2020. Net income per diluted common share was $1.41 for the quarter ended June 30, 2021, unchanged from the same period in 2020, and the annualized return on second quarter average assets was 1.45%. The second quarter of 2020 includes a tax benefit for net operating losses (“NOL”) of $20.1 million, or $0.22(1) per diluted common share, as a result of the enactment of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). Additionally, loans, excluding Warehouse Purchase Program and SBA Paycheck Protection Program (“PPP”) loans, increased $148.8 million or 0.9% (3.7% annualized) and deposits increased $347.1 million or 1.2% (4.8% annualized) during the second quarter of 2021. Nonperforming assets remain low at 0.11% of second quarter average interest-earning assets.

“For the second quarter of 2021, Prosperity had strong earnings, core loan growth, deposit growth, continued sound asset quality, impressive cost controls, a return on average tangible common equity of 17.49% and remains well reserved,” said David Zalman, Prosperity’s Senior Chairman and Chief Executive Officer.

“Unemployment rates continue to decrease and GDP growth continues at a high level, as forecasted last year with the re-opening of the economy. We are seeing increased oil and gas prices as well as increased farm commodity prices, both of which are positive for the Texas and Oklahoma economies. Further, businesses and individuals continue to move to Texas for lower tax rates and a better quality of life,” continued Zalman.

______________

(1)	Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

“We believe that Prosperity is well positioned to grow along with the Texas and Oklahoma economies. For 2021, Prosperity Bank was ranked the 2nd Best Bank in America by Forbes and has been ranked in the Top 10 of Forbes America’s Best Banks since 2010. We have a deep bench of associates with a passion to help Prosperity and our customers succeed,” concluded Zalman.

Results of Operations for the Three Months Ended June 30, 2021

Net income was $130.6 million(2) for the three months ended June 30, 2021 compared with $130.9 million(3) for the same period in 2020, a decrease of $290 thousand or 0.2%. Net income per diluted common share was $1.41 for the three months ended June 30, 2021 and 2020. Net income for the second quarter of 2020 includes a tax benefit for NOL of $20.1 million and merger related expenses of $7.5 million. Net income was $130.6 million(2) for the three months ended June 30, 2021 compared with $133.3 million(4) for the three months ended March 31, 2021, a decrease of $2.7 million or 2.0%. The change was primarily due to a decrease in PPP fee income and a decrease in loan discount accretion of $4.1 million, partially offset by an increase in securities income. Net income per diluted common share was $1.41 for the three months ended June 30, 2021 compared with $1.44 for the three months ended March 31, 2021, a decrease of 2.1%. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended June 30, 2021 were 1.45%, 8.31% and 17.49%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale or write down of assets and taxes) was 40.96%(1) for the three months ended June 30, 2021.

Net interest income before provision for credit losses for the three months ended June 30, 2021 was $245.4 million compared with $259.0 million for the same period in 2020, a decrease of $13.6 million or 5.2%. The decrease was primarily due to a decrease in the average loan balance and average rate on loans and a decrease in loan discount accretion of $12.1 million, partially offset by a decrease in the average rate on interest-bearing liabilities. On a linked quarter basis, net interest income before provision for credit losses was $245.4 million compared with $254.6 million for the three months ended March 31, 2021, a decrease of $9.2 million or 3.6%. The decrease was primarily due to a decrease in the average rate on loans and a decrease in loan discount accretion of $4.1 million, partially offset by a decrease in the average rate on interest-bearing liabilities and an increase in average investment securities balance.

The net interest margin on a tax equivalent basis was 3.11% for the three months ended June 30, 2021 compared with 3.69% for the same period in 2020. The change was primarily due to a decrease in the average loan balance and average rate on loans, an increase in lower yielding securities, a decrease in loan discount accretion of $12.1 million and higher cash balances due to excess liquidity, partially offset by a decrease in the average rate on interest-bearing liabilities. On a linked quarter basis, the net interest margin on a tax equivalent basis was 3.11% for the three months ended June 30, 2021 compared with 3.41% for the three months ended March 31, 2021. The change was primarily due to a lower average yield on loans, a $4.1 million decrease in loan discount accretion and higher net premium amortization on securities, partially offset by a decrease in the average rate on interest-bearing liabilities.

Noninterest income was $35.6 million for the three months ended June 30, 2021 compared with $25.7 million for the same period in 2020, an increase of $9.9 million or 38.5%. This increase was primarily due to an increase in credit card, debit card and ATM card income, an increase in mortgage income, lower loss on write-down of assets and an increase in other noninterest income. On a linked quarter basis, noninterest income increased $1.5 million or 4.6% to $35.6 million compared with $34.0 million for the three months ended March 31, 2021. This increase was primarily due to an increase in other noninterest income.

Noninterest expense was $115.2 million for the three months ended June 30, 2021 compared with $134.4 million for the same period in 2020, a decrease of $19.2 million or 14.3%, primarily due to decreases in merger related expenses, salaries and benefits and data processing as a result of efficiencies gained following the LegacyTexas Bank system conversion during the second quarter of 2020, partially offset by gains on sale of other real estate. On a linked quarter basis, noninterest expense decreased $3.9 million or 3.3% to $115.2 million compared with $119.1 million for the three months ended March 31, 2021. This decrease was primarily due to a decrease in salaries and benefits.

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(2)	Includes purchase accounting adjustments of $9.8 million, net of tax, primarily comprised of loan discount accretion of $12.2 million for the three months ended June 30, 2021.
(3)

Includes purchase accounting adjustments of $20.4 million, net of tax, primarily comprised of loan discount accretion of $24.3 million, and merger related expenses of $7.5 million for the three months ended June 30, 2020.

(4)	Includes purchase accounting adjustments of $13.2 million, net of tax, primarily comprised of loan discount accretion of $16.3 million for the three months ended March 31, 2021.
(5)	Includes purchase accounting adjustments of $23.0 million, net of tax, primarily comprised of loan discount accretion of $28.5 million for the six months ended June 30, 2021.
(6)

Includes purchase accounting adjustments of $44.6 million, net of tax, primarily comprised of loan discount accretion of $52.7 million, and merger related expenses of $8.0 million for the six months ended June 30, 2020.

Results of Operations for the Six Months Ended June 30, 2021

Net income was $263.9 million(5) for the six months ended June 30, 2021 compared with $261.7 million(6) for the same period in 2020, an increase of $2.2 million or 0.8%. Net income per diluted common share was $2.84 for the six months ended June 30, 2021 compared with $2.80 for the same period in 2020, an increase of 1.4%. Annualized returns on average assets, average common equity and average tangible common equity for the six months ended June 30, 2021 were 1.49%, 8.46% and 17.95%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale or write down of assets and taxes) was 41.11%(1) for the six months ended June 30, 2021.

Net interest income before provision for credit losses for the six months ended June 30, 2021 was $500.0 million compared with $515.0 million for the prior year, a decrease of $15.0 million or 2.9%. The decrease was primarily due to a decrease in the average rate on interest-earning assets and a decrease in loan discount accretion of $24.2 million, partially offset by a decrease in the average rate on interest-bearing liabilities.

The net interest margin on a tax equivalent basis for the six months ended June 30, 2021 was 3.26% compared with 3.75% for the same period in 2020. The change was primarily due to an increase in lower yielding loans, a decrease in loan discount accretion of $24.2 million, higher net premium amortization on securities and higher cash balances due to excess liquidity, partially offset by a decrease in the average rate on interest-bearing liabilities.

Noninterest income was $69.6 million for the six months ended June 30, 2021 compared with $60.1 million for the same period in 2020, an increase of $9.5 million or 15.8%. This increase was primarily due to an increase in credit card, debit card and ATM card income, an increase in mortgage income, lower net loss on write-downs of assets and an increase in other noninterest income, partially offset by a decrease in nonsufficient funds (“NSF”) fees.

Noninterest expense was $234.3 million for the six months ended June 30, 2021 compared with $259.1 million for the same period in 2020, a decrease of $24.8 million or 9.6%. The change was primarily due to decreases in merger related expenses, data processing, net occupancy and equipment and other noninterest expense as a result of efficiencies gained following the LegacyTexas Bank system conversion during the second quarter of 2020, partially offset by a gain on sale of other real estate.

Balance Sheet Information

At June 30, 2021, Prosperity had $36.100 billion in total assets, an increase of $3.133 billion or 9.5% compared with $32.967 billion at June 30, 2020.

Loans at June 30, 2021 were $19.252 billion, a decrease of $1.773 billion or 8.4%, compared with $21.025 billion at June 30, 2020, primarily due to a decrease in commercial real estate, PPP and Warehouse Purchase Program loans. Linked quarter loans decreased $387.1 million or 2.0% from $19.639 billion at March 31, 2021, primarily due to a $359.1 million decrease in PPP loans. At June 30, 2021, the Company had $780.0 million of PPP loans compared to $1.392 billion of PPP loans at June 30, 2020 and $1.139 billion of PPP loans at March 31, 2021.  Linked quarter loans, excluding Warehouse Purchase Program and PPP loans, increased $148.8 million or 0.9% (3.7% annualized) from $16.227 billion at March 31, 2021.

As part of its lending activities, Prosperity extends credit to oil and gas production and servicing companies. Oil and gas production loans are loans to companies directly involved in the exploration and/or production of oil and gas. Oil and gas servicing loans are loans to companies that provide services for oil and gas production and exploration. At June 30, 2021, oil and gas loans totaled $501.8 million (net of discount and excluding PPP loans totaling $92.3 million) or 2.6% of total loans, of which $283.1 million were production loans and $218.7 million were servicing loans, compared with total oil and gas loans of $639.4 million (net of discount and excluding PPP loans totaling $118.6 million) or 3.0% of total loans at June 30, 2020, of which $394.4 million were production loans and $245.0 million were servicing loans. In addition, as of June 30, 2021, Prosperity had total unfunded commitments to oil and gas companies of $298.4 million compared with total unfunded commitments to oil and gas companies of $276.9 million as of June 30, 2020. Unfunded commitments to producers include letters of credit issued in lieu of oil well plugging bonds.

Additionally, Prosperity extends credit to hotels and restaurants. At June 30, 2021, loans to hotels totaled $394.2 million (excluding PPP loans totaling $10.6 million) or 2.0% of total loans, an increase of $9.4 million or 2.4%, compared with $384.8 million (excluding PPP loans totaling $8.8 million) or 1.8% of total loans at June 30, 2020.  At June 30, 2021, loans to restaurants totaled $201.9 million (excluding PPP loans totaling $92.1 million) or 1.0% of total loans, a decrease of $10.4 million or 4.9%, compared with $212.3 million (excluding PPP loans totaling $110.7 million) or 1.0% of total loans at June 30, 2020.

Deposits at June 30, 2021 were $29.110 billion, an increase of $2.958 billion or 11.3%, compared with $26.153 billion at June 30, 2020. Linked quarter deposits increased $347.1 million or 1.2% (4.8% annualized) from $28.763 billion at March 31, 2021.

Asset Quality

Nonperforming assets totaled $33.7 million or 0.11% of quarterly average interest-earning assets at June 30, 2021, compared with $77.9 million or 0.28% of quarterly average interest-earning assets at June 30, 2020, and $44.2 million or 0.15% of quarterly average interest-earning assets at March 31, 2021.

The allowance for credit losses on loans was $302.9 million or 1.57% of total loans at June 30, 2021 compared to $307.2 million or 1.56% of total loans at March 31, 2021 and $324.2 million or 1.54% of total loans at June 30, 2020. The allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program and PPP loans, was 1.85%(1) at June 30, 2021 compared with 1.89%(1) at March 31, 2021 and 1.90%(1) at June 30, 2020.

There was no provision for credit losses for the three months ended June 30, 2021 compared with $10.0 million for the three months ended June 30, 2020 and no provision for credit losses for the three months ended March 31, 2021.  There was no provision for credit losses for the six months ended June 30, 2021 compared with $10.0 million for the six months ended June 30, 2020.

Net charge-offs were $4.3 million for the three months ended June 30, 2021 compared with net charge-offs of $13.0 million for the three months ended June 30, 2020 and net charge-offs of $8.9 million for the three months ended March 31, 2021. Net charge-offs for the second quarter of 2021 included $1.0 million related to resolved PCD loans. These PCD loans had specific reserves of $3.1 million, of which $1.0 million was allocated to the charge-offs and $2.1 million was moved to the general reserve. Further, an additional $1.4 million of specific reserves on resolved PCD loans without any related charge-offs was released to the general reserve.

Net charge-offs were $13.2 million for the six months ended June 30, 2021 compared with $13.8 million for the six months ended June 30, 2020. Net charge-offs for the six months ended June 30, 2021 included $8.2 million related to resolved PCD loans. These PCD loans had specific reserves of $9.8 million, of which $7.7 million was allocated to the charge-offs and $2.1 million was moved to the general reserve. Further, an additional $5.6 million of specific reserves on resolved PCD loans without any related charge-offs was released to the general reserve.

Dividend

Prosperity Bancshares declared a third quarter cash dividend of $0.49 per share to be paid on October 1, 2021 to all shareholders of record as of September 15, 2021.

COVID-19 Pandemic

Prosperity continues to monitor the latest developments regarding COVID-19. As of June 30, 2021, the states of Texas and Oklahoma have lifted their respective restrictions on all business and activities. The COVID-19 pandemic has resulted in significant economic uncertainties that have had, and could continue to have, an adverse impact on Prosperity’s operating income, financial condition and cash flows. The extent to which the COVID-19 pandemic will impact Prosperity’s operations and financial results during 2021 cannot be reasonably or reliably estimated at this time.

Since the implementation of the Paycheck Protection Program in 2020, Prosperity has obtained SBA approvals on approximately 18,700 loans totaling $2.036 billion and, as of June 30, 2021, had an outstanding balance of 7,770 loans totaling $780.0 million after remittance.

Also, in response to the COVID-19 pandemic, Prosperity has provided relief to its loan customers through loan extensions and deferrals. Prosperity’s troubled debt restructurings do not include loan modifications related to COVID-19. Beginning in mid-March of 2020, Prosperity began offering deferral and modification of principal and/or interest payments to selected borrowers on a case-by-case basis. As of June 30, 2021, Prosperity had approximately $210.4 million in outstanding loans subject to deferral and modification agreements.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, July 28, 2021 at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) to discuss Prosperity’s second quarter 2021 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383 for domestic participants, or 412-902-6506 for international participants. The participant elite entry number is 4866823.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com. The webcast may be accessed from Prosperity’s home page by selecting “Presentations, Webcast & Calls” from the menu on the Investor Relations link and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews diluted earnings per share excluding merger related expenses, net of tax, and net operating loss (“NOL”) tax benefit; return on average assets excluding merger related expenses, net of tax, and NOL tax benefit; return on average common equity excluding merger related expenses, net of tax, and NOL tax benefit; return on average tangible common equity; return on average tangible common equity excluding merger related expenses, net of tax, and NOL tax benefit; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses to total loans excluding Warehouse Purchase Program and PPP loans; the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities and merger related expenses, for internal planning and forecasting purposes. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and their presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis financial measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc. ®

As of June 30, 2021, Prosperity Bancshares, Inc.® is a $36.100 billion Houston, Texas based regional financial holding company providing personal banking services and investments to consumers and businesses throughout Texas and Oklahoma.  Founded in 1983, Prosperity believes in a community banking philosophy, taking care of customers, businesses and communities in the areas it serves by providing financial solutions to simplify everyday financial needs. In addition to offering traditional deposit and loan products, Prosperity offers digital banking solutions, credit and debit cards, mortgage services, retail brokerage services, trust and wealth management, and treasury management.

As of June 30, 2021, Prosperity operated 274 full-service banking locations: 65 in the Houston area, including The Woodlands; 30 in the South Texas area including Corpus Christi and Victoria; 64 in the Dallas/Fort Worth area; 22 in the East Texas area; 29 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area; 6 in the Central Oklahoma area; and 8 in the Tulsa, Oklahoma area.

Cautionary Notes on Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may,” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries. These forward-looking statements may include information about Prosperity’s possible or assumed future economic performance or future results of operations, including future revenues, income, expenses, provision for loan losses, provision for taxes, effective tax rate, earnings per share and cash flows and Prosperity’s future capital expenditures and dividends, future financial condition and changes therein, including changes in Prosperity’s loan portfolio and allowance for loan losses, future capital structure or changes therein, as well as the plans and objectives of management for Prosperity’s future operations, future or proposed acquisitions, the future or expected effect of acquisitions on Prosperity’s operations, results of operations, financial condition, and future economic performance, statements about the anticipated benefits of the proposed transaction, and statements about the assumptions underlying any such statement, as well as expectations regarding the effects of the COVID-19 pandemic on Prosperity’s operating income, financial condition and cash flows.  These forward‑looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements.  These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives.  Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors;

changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); the possibility that the anticipated benefits of an acquisition transaction, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of two companies or as a result of the strength of the economy and competitive factors generally; a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; the effect, impact, potential duration or other implications of the COVID-19 pandemic; and weather.  These and various other factors are discussed in Prosperity Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2020 and other reports and statements Prosperity Bancshares has filed with the Securities and Exchange Commission (“SEC”). Copies of the SEC filings for Prosperity Bancshares may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Bryan/College Station Area	Garland	Longview	Hitchcock	Avenue Q
Bryan	Grapevine	Mount Vernon	Liberty	North University
Bryan-29th Street	Grapevine Main	Palestine	Magnolia	Texas Tech Student Union
Bryan-East	Kiest	Rusk	Magnolia Parkway
Bryan-North	Lake Highlands	Seven Points	Mont Belvieu	Midland
Caldwell	McKinney	Teague	Nederland	Wadley
College Station	McKinney Eldorado	Tyler-Beckham	Needville	Wall Street
Crescent Point	McKinney Redbud	Tyler-South Broadway	Rosenberg
Hearne	North Carrolton	Tyler-University	Shadow Creek	Odessa
Huntsville	Oak Cliff	Winnsboro	Spring	Grandview
Madisonville	Park Cities		Tomball	Grant
Navasota	Plano	Houston Area	Waller	Kermit Highway
New Waverly	Plano-West	Houston	West Columbia	Parkway
Rock Prairie	Preston Forest	Aldine	Wharton
Southwest Parkway	Preston Parker	Alief	Winnie	Other West Texas Area
Tower Point	Preston Royal	Bellaire	Wirt	Locations
Wellborn Road	Red Oak	Beltway		Big Spring
	Richardson	Clear Lake	South Texas Area -	Brownfield
Central Texas Area	Richardson-West	Copperfield	Corpus Christi	Brownwood
Austin	Rosewood Court	Cypress	Calallen	Cisco
Allandale	The Colony	Downtown	Carmel	Comanche
Cedar Park	Tollroad	Eastex	Northwest	Early
Congress	Trinity Mills	Fairfield	Saratoga	Floydada
Lakeway	Turtle Creek	First Colony	Timbergate	Gorman
Liberty Hill	West 15th Plano	Fry Road	Water Street	Levelland
Northland	West Allen	Gessner		Littlefield
Oak Hill	Westmoreland	Gladebrook	Victoria	Merkel
Research Blvd	Wylie	Grand Parkway	Victoria Main	Plainview
Westlake		Heights	Victoria-Navarro	San Angelo
	Fort Worth	Highway 6 West	Victoria-North	Slaton
Other Central Texas Area	Haltom City	Little York	Victoria Salem	Snyder
Locations	Hulen	Medical Center
Bastrop	Keller	Memorial Drive	Other South Texas Area	Oklahoma
Canyon Lake	Museum Place	Northside	Locations	Central Oklahoma Area
Dime Box	Renaissance Square	Pasadena	Alice	Oklahoma City
Dripping Springs	Roanoke	Pecan Grove	Aransas Pass	23rd Street
Elgin	Stockyards	Pin Oak	Beeville	Expressway
Flatonia		River Oaks	Colony Creek	I-240
Georgetown	Other Dallas/Fort Worth Area	Sugar Land	Cuero	Memorial
Gruene	Locations	SW Medical Center	Edna
Kingsland	Arlington	Tanglewood	Goliad	Other Central Oklahoma Area
La Grange	Azle	The Plaza	Gonzales	Locations
Lexington	Ennis	Uptown	Hallettsville	Edmond
New Braunfels	Flower Mound	Waugh Drive	Kingsville	Norman
Pleasanton	Gainesville	Westheimer	Mathis
Round Rock	Glen Rose	West University	Padre Island	Tulsa Area
San Antonio	Granbury	Woodcreek	Palacios	Tulsa
Schulenburg	Grand Prairie		Port Lavaca	Garnett
Seguin	Jacksboro	Katy	Portland	Harvard
Smithville	Mesquite	Cinco Ranch	Rockport	Memorial
Thorndale	Muenster	Katy-Spring Green	Sinton	Sheridan
Weimar	Runaway Bay		Taft	S. Harvard
	Sanger	The Woodlands	Yoakum	Utica Tower
Dallas/Fort Worth Area	Waxahachie	The Woodlands-College Park	Yorktown	Yale
Dallas	Weatherford	The Woodlands-I-45
14th Street Plano		The Woodlands-Research Forest	West Texas Area	Other Tulsa Area Locations
Abrams Centre	East Texas Area		Abilene	Owasso
Addison	Athens	Other Houston Area	Antilley Road
Allen	Blooming Grove	Locations	Barrow Street
Balch Springs	Canton	Angleton	Cypress Street
Camp Wisdom	Carthage	Bay City	Judge Ely
Carrollton	Corsicana	Beaumont	Mockingbird
Cedar Hill	Crockett	Cleveland
Coppell	Eustace	East Bernard	Lubbock
East Plano	Gilmer	El Campo	4th Street
Euless	Grapeland	Dayton	66th Street
Frisco	Gun Barrel City	Galveston	82nd Street
Frisco Warren	Jacksonville	Groves	86th Street
Frisco-West	Kerens	Hempstead	98th Street

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Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
Balance Sheet Data (at period end)
Loans held for sale	$9,080	$20,991	$46,777	$51,694	$39,516
Loans held for investment	17,147,146	17,345,506	17,357,788	18,013,333	18,428,474
Loans held for investment - Warehouse Purchase Program	2,095,559	2,272,389	2,842,379	2,730,614	2,557,183
Total loans	19,251,785	19,638,886	20,246,944	20,795,641	21,025,173

Investment securities(A)	11,918,691	10,088,002	8,542,820	7,431,495	7,717,586
Federal funds sold	281	8,986	553	56,469	568
Allowance for credit losses	(302,884)	(307,210)	(316,068)	(323,635)	(324,205)
Cash and due from banks	1,059,879	1,947,235	1,342,996	1,031,193	332,873
Goodwill	3,231,636	3,231,636	3,231,636	3,231,692	3,231,964
Core deposit intangibles, net	67,417	70,304	73,235	76,478	79,748
Other real estate owned	144	462	10,593	11,548	6,160
Fixed assets, net	324,502	326,970	323,572	325,994	324,975
Other assets	548,473	553,147	602,994	560,724	571,807
Total assets	$36,099,924	$35,558,418	$34,059,275	$33,197,599	$32,966,649

Noninterest-bearing deposits	$10,099,149	$9,820,445	$9,151,233	$8,998,328	$9,040,257
Interest-bearing deposits	19,011,092	18,942,660	18,209,259	17,460,878	17,112,431
Total deposits	29,110,241	28,763,105	27,360,492	26,459,206	26,152,688
Other borrowings	—	—	—	2,570	103,131
Securities sold under repurchase agreements	433,069	377,106	389,583	380,274	365,335
Subordinated notes	—	—	—	125,146	125,365
Allowance for credit losses on off-balance sheet credit exposures	29,947	29,947	29,947	29,947	29,947
Other liabilities	216,330	166,414	148,584	165,579	242,061
Total liabilities	29,789,587	29,336,572	27,928,606	27,162,722	27,018,527
Shareholders' equity(B)	6,310,337	6,221,846	6,130,669	6,034,877	5,948,122
Total liabilities and equity	$36,099,924	$35,558,418	$34,059,275	$33,197,599	$32,966,649

(A) Includes $1,394, $970, $974, $(442) and $(1,767) in unrealized gains (losses) on available for sale securities for the quarterly periods ended June 30, 2021, March 31, 2021, December 31, 2020, September 30, 2020 and June 30, 2020, respectively.

(B) Includes $1,101, $766, $770, $(349) and $(1,396) in after-tax unrealized gains (losses) on available for sale securities for the quarterly periods ended June 30, 2021, March 31, 2021, December 31, 2020, September 30, 2020 and June 30, 2020, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year-to-Date
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020
Income Statement Data
Interest income:
Loans	$216,803	$233,075	$241,625	$244,255	$242,772	$449,878	$490,015
Securities(C)	43,708	38,677	36,721	38,033	43,776	82,385	92,058
Federal funds sold and other earning assets	340	351	301	144	45	691	758
Total interest income	260,851	272,103	278,647	282,432	286,593	532,954	582,831

Interest expense:
Deposits	15,288	17,362	19,757	22,458	25,269	32,650	60,287
Other borrowings	—	—	33	52	533	—	3,465
Securities sold under repurchase agreements	164	159	224	309	337	323	1,094
Subordinated notes and trust preferred	—	—	999	1,500	1,499	—	2,999
Total interest expense	15,452	17,521	21,013	24,319	27,638	32,973	67,845
Net interest income	245,399	254,582	257,634	258,113	258,955	499,981	514,986
Provision for credit losses	—	—	—	10,000	10,000	—	10,000
Net interest income after provision for credit losses	245,399	254,582	257,634	248,113	248,955	499,981	504,986

Noninterest income:
Nonsufficient funds (NSF) fees	6,560	6,687	8,051	7,156	5,645	13,247	15,088
Credit card, debit card and ATM card income	8,918	8,031	8,193	8,315	7,263	16,949	14,737
Service charges on deposit accounts	6,062	5,978	6,046	5,920	5,790	12,040	11,894
Trust income	2,276	2,837	2,192	2,502	2,242	5,113	4,904
Mortgage income	2,914	3,307	3,989	2,958	1,820	6,221	3,830
Brokerage income	795	711	642	628	584	1,506	1,234
Bank owned life insurance income	1,294	1,292	1,252	1,449	1,508	2,586	3,053
Net (loss) on sale or write-down of assets	(244)	(79)	(675)	(528)	(3,945)	(323)	(4,330)
Other noninterest income	6,981	5,244	6,857	6,524	4,768	12,225	9,653
Total noninterest income	35,556	34,008	36,547	34,924	25,675	69,564	60,063

Noninterest expense:
Salaries and benefits	75,611	80,037	77,809	75,068	79,109	155,648	156,391
Net occupancy and equipment	8,046	7,833	8,223	8,644	9,190	15,879	18,170
Credit and debit card, data processing and software amortization	8,718	8,233	8,442	8,776	11,690	16,951	23,111
Regulatory assessments and FDIC insurance	2,670	2,670	2,670	2,512	2,601	5,340	4,679
Core deposit intangibles amortization	2,887	2,931	3,243	3,270	3,293	5,818	6,656
Depreciation	4,513	4,540	4,261	4,605	4,598	9,053	9,366
Communications	2,982	2,899	2,931	3,027	3,324	5,881	6,519
Other real estate expense	198	244	279	258	40	442	86
Net (gain) loss on sale or write-down of other real estate	(1,839)	(887)	(195)	(137)	4	(2,726)	(126)
Merger related expenses	—	—	—	—	7,474	—	8,018
Other noninterest expense	11,405	10,576	12,542	11,896	13,045	21,981	26,239
Total noninterest expense	115,191	119,076	120,205	117,919	134,368	234,267	259,109
Income before income taxes	165,764	169,514	173,976	165,118	140,262	335,278	305,940
Provision for income taxes	35,153	36,205	36,885	35,054	9,361	71,358	44,191
Net income available to common shareholders	$130,611	$133,309	$137,091	$130,064	$130,901	$263,920	$261,749

(C) Interest income on securities was reduced by net premium amortization of $14,436, $12,844, $11,509, $10,089 and $9,224 for the three months ended June 30, 2021, March 31, 2021, December 31, 2020, September 30, 2020 and June 30, 2020, respectively, and $27,280 and $17,229 for the six months ended June 30, 2021 and June 30, 2020, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended						Year-to-Date
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020		Jun 30, 2021	Jun 30, 2020
Profitability
Net income (D) (E)	$130,611	$133,309	$137,091	$130,064	$130,901		$263,920	$261,749

Basic earnings per share	$1.41	$1.44	$1.48	$1.40	$1.41		$2.84	$2.80
Diluted earnings per share	$1.41	$1.44	$1.48	$1.40	$1.41		$2.84	$2.80

Return on average assets (F)	1.45%	1.54%	1.63%	1.58%	1.61%	(J)	1.49%	1.64%	(J)
Return on average common equity (F)	8.31%	8.60%	8.98%	8.64%	8.84%	(J)	8.46%	8.85%	(J)
Return on average tangible common equity (F) (G)	17.49%	18.43%	19.57%	19.19%	19.98%	(J)	17.95%	20.07%	(J)
Tax equivalent net interest margin (D) (E) (H)	3.11%	3.41%	3.49%	3.57%	3.69%		3.26%	3.75%
Efficiency ratio (G) (I)	40.96%	41.25%	40.77%	40.17%	46.56%	(K)	41.11%	44.72%	(K)

Liquidity and Capital Ratios
Equity to assets	17.48%	17.50%	18.00%	18.18%	18.04%		17.48%	18.04%
Common equity tier 1 capital	15.26%	14.60%	13.74%	13.17%	12.29%		15.26%	12.29%
Tier 1 risk-based capital	15.26%	14.60%	13.74%	13.17%	12.29%		15.26%	12.29%
Total risk-based capital	15.71%	15.07%	14.23%	14.28%	13.36%		15.71%	13.36%
Tier 1 leverage capital	9.50%	9.68%	9.67%	9.57%	9.41%		9.50%	9.41%
Period end tangible equity to period end tangible assets (G)	9.18%	9.05%	9.19%	9.12%	8.89%		9.18%	8.89%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	92,935	92,854	92,559	92,656	92,658		92,895	93,514
Diluted	92,935	92,854	92,559	92,656	92,658		92,895	93,514
Period end shares outstanding	92,935	92,929	92,571	92,562	92,660		92,935	92,660
Cash dividends paid per common share	$0.49	$0.49	$0.49	$0.46	$0.46		$0.98	$0.92
Book value per common share	$67.90	$66.95	$66.23	$65.20	$64.19		$67.90	$64.19
Tangible book value per common share (G)	$32.40	$31.42	$30.53	$29.46	$28.45		$32.40	$28.45

Common Stock Market Price
High	$78.06	$83.02	$70.38	$60.63	$72.95		$83.02	$75.22
Low	$69.83	$66.45	$50.43	$48.80	$43.68		$66.45	$42.02
Period end closing price	$71.80	$76.16	$69.36	$51.83	$59.38		$71.80	$59.38
Employees – FTE (excluding overtime)	3,724	3,724	3,756	3,716	3,793		3,724	3,793
Number of banking centers	274	275	275	275	275		274	275

(D) Includes purchase accounting adjustments for the periods presented as follows:

	Three Months Ended					Year-to-Date
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020
Loan discount accretion
ASC 310-20	$9,731	$13,313	$13,514	$16,729	$17,999	$23,044	$40,462
ASC 310-30	$2,462	$3,027	$2,545	$5,805	$6,267	$5,489	$12,286
Securities net amortization	$171	$111	$66	$116	$203	$282	$397
Time deposits amortization	$327	$507	$790	$1,240	$1,793	$834	$4,063

(E) Using effective tax rate of 21.2%, 21.4%, 21.2%, 21.2% and 6.7% for the three months ended June 30, 2021, March 31, 2021, December 31, 2020, September 30, 2020 and June 30, 2020, respectively, and 21.3% and 14.4% for the six months ended June 30, 2021 and June 30, 2020, respectively. Net income for the second quarter of 2020 includes a tax benefit for NOL due to the CARES Act.

(F) Interim periods annualized.

(G) Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(H) Net interest margin for all periods presented is based on average balances on an actual 365-day or 366-day basis.

(I) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale or write down of assets and securities. Additionally, taxes are not part of this calculation.

(J)  For calculations of the annualized returns on average assets, average common equity and average tangible common equity excluding merger related expenses, net of tax, and NOL tax benefit, refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(K) For calculations of the efficiency ratio excluding merger related expenses, net of tax, refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Jun 30, 2021				Mar 31, 2021				Jun 30, 2020
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)
Interest-earning assets:
Loans held for sale	$13,716	$109	3.19%		$33,327	$238	2.90%		$63,338	$523	3.32%
Loans held for investment	17,305,259	200,817	4.65%		17,279,066	213,978	5.02%		18,135,226	228,062	5.06%
Loans held for investment - Warehouse Purchase Program	1,984,305	15,877	3.21%		2,369,601	18,859	3.23%		1,843,097	14,187	3.10%
Total Loans	19,303,280	216,803	4.50%		19,681,994	233,075	4.80%		20,041,661	242,772	4.87%
Investment securities	11,180,948	43,708	1.57%	(M)	9,148,841	38,677	1.71%	(M)	8,054,008	43,776	2.19%	(M)
Federal funds sold and other earning assets	1,221,993	340	0.11%		1,506,645	351	0.09%		172,761	45	0.10%
Total interest-earning assets	31,706,221	260,851	3.30%		30,337,480	272,103	3.64%		28,268,430	286,593	4.08%
Allowance for credit losses	(306,059)				(315,590)				(325,720)
Noninterest-earning assets	4,695,860				4,522,470				4,562,016
Total assets	$36,096,022				$34,544,360				$32,504,726

Interest-bearing liabilities:
Interest-bearing demand deposits	$6,281,068	$5,471	0.35%		$6,112,469	$5,943	0.39%		$4,949,023	$4,621	0.38%
Savings and money market deposits	9,872,624	5,490	0.22%		9,420,064	5,753	0.25%		8,537,352	8,745	0.41%
Certificates and other time deposits	2,980,186	4,327	0.58%		3,031,621	5,666	0.76%		3,224,196	11,903	1.48%
Other borrowings	—	—	—		—	—	—		474,867	533	0.45%
Securities sold under repurchase agreements	383,975	164	0.17%		376,662	159	0.17%		365,077	337	0.37%
Subordinated notes	—	—	—		—	—	—		125,475	1,499	4.80%
Total interest-bearing liabilities	19,517,853	15,452	0.32%	(N)	18,940,816	17,521	0.38%	(N)	17,675,990	27,638	0.63%	(N)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	10,062,085				9,206,791				8,583,734
Allowance for credit losses on off-balance sheet credit exposures	29,947				29,947				29,947
Other liabilities	198,748				169,138				289,899
Total liabilities	29,808,633				28,346,692				26,579,570
Shareholders' equity	6,287,389				6,197,668				5,925,156
Total liabilities and shareholders' equity	$36,096,022				$34,544,360				$32,504,726

Net interest income and margin		$245,399	3.10%			$254,582	3.40%			$258,955	3.68%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		586				635				690
Net interest income and margin (tax equivalent basis)		$245,985	3.11%			$255,217	3.41%			$259,645	3.69%

(L) Annualized and based on an actual 365-day or 366-day basis.

(M) Yield on securities was impacted by net premium amortization of $14,436, $12,844 and $9,224 for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020, respectively.

(N) Total cost of funds, including noninterest bearing deposits, was 0.21%, 0.25% and 0.42% for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020, respectively.

 Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Year-to-Date
	Jun 30, 2021				Jun 30, 2020
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(O)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(O)
Interest-earning assets:
Loans held for sale	$23,468	$347	2.98%		$65,128	$1,155	3.57%
Loans held for investment	17,292,235	414,795	4.84%		17,699,162	464,579	5.28%
Loans held for investment - Warehouse Purchase Program	2,175,888	34,736	3.22%		1,481,710	24,281	3.30%
Total loans	19,491,591	449,878	4.65%		19,246,000	490,015	5.12%
Investment securities	10,170,508	82,385	1.63%	(P)	8,244,102	92,058	2.25%	(P)
Federal funds sold and other earning assets	1,363,533	691	0.10%		198,196	758	0.77%
Total interest-earning assets	31,025,632	532,954	3.46%		27,688,298	582,831	4.23%
Allowance for credit losses(B)	(310,798)				(326,862)
Noninterest-earning assets	4,609,640				4,569,631
Total assets	$35,324,474				$31,931,067

Interest-bearing liabilities:
Interest-bearing demand deposits	$6,197,235	$11,414	0.37%		$4,969,700	$11,717	0.47%
Savings and money market deposits	9,647,594	11,243	0.24%		8,251,396	22,867	0.56%
Certificates and other time deposits	3,005,761	9,993	0.67%		3,314,472	25,703	1.56%
Other borrowings	—	—	—		653,914	3,465	1.07%
Securities sold under repurchase agreements	380,339	323	0.17%		365,846	1,094	0.60%
Subordinated notes	—	—	—		125,585	2,999	4.80%
Total interest-bearing liabilities	19,230,929	32,973	0.35%	(Q)	17,680,913	67,845	0.77%	(Q)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	9,636,800				8,037,767
Allowance for credit losses on off-balance sheet credit exposures	29,947				21,478
Other liabilities	184,023				276,211
Total liabilities	29,081,699				26,016,369
Shareholders' equity	6,242,775				5,914,698
Total liabilities and shareholders' equity	35,324,474				$31,931,067

Net interest income and margin		$499,981	3.25%			$514,986	3.74%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		1,222				1,413
Net interest income and margin (tax equivalent basis)		$501,203	3.26%			$516,399	3.75%

(O) Annualized and based on an actual 365-day or 366-day basis.

(P) Yield on securities was impacted by net premium amortization of $27,280 and $17,229 for the six months ended June 30, 2021 and 2020, respectively.

(Q) Total cost of funds, including noninterest bearing deposits, was 0.23% and 0.53% for the six months ended June 30, 2021 and 2020, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
YIELD TREND (R)

Interest-Earning Assets:
Loans held for sale	3.19%	2.90%	3.23%	3.30%	3.32%
Loans held for investment	4.65%	5.02%	4.95%	4.91%	5.06%
Loans held for investment - Warehouse Purchase Program	3.21%	3.23%	3.20%	3.18%	3.10%
Total loans	4.50%	4.80%	4.72%	4.72%	4.87%
Investment securities (S)	1.57%	1.71%	1.83%	1.99%	2.19%
Federal funds sold and other earning assets	0.11%	0.09%	0.11%	0.09%	0.10%
Total interest-earning assets	3.30%	3.64%	3.76%	3.90%	4.08%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.35%	0.39%	0.38%	0.38%	0.38%
Savings and money market deposits	0.22%	0.25%	0.30%	0.35%	0.41%
Certificates and other time deposits	0.58%	0.76%	0.98%	1.23%	1.48%
Other borrowings	—	—	5.39%	1.49%	0.45%
Securities sold under repurchase agreements	0.17%	0.17%	0.24%	0.32%	0.37%
Subordinated notes	—	—	4.87%	4.76%	4.80%
Total interest-bearing liabilities	0.32%	0.38%	0.46%	0.54%	0.63%

Net Interest Margin	3.10%	3.40%	3.48%	3.56%	3.68%
Net Interest Margin (tax equivalent)	3.11%	3.41%	3.49%	3.57%	3.69%

(R) Annualized and based on average balances on an actual 365-day or 366-day basis.

(S) Yield on securities was impacted by net premium amortization of $14,436, $12,844, $11,509, $10,089 and $9,224 for the three months ended June 30, 2021, March 31, 2021, December 31, 2020, September 30, 2020 and June 30, 2020, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
Balance Sheet Averages
Loans held for sale	$13,716	$33,327	$42,856	$50,606	$63,338
Loans held for investment	17,305,259	17,279,066	17,700,756	18,267,559	18,135,226
Loans held for investment - Warehouse Purchase Program	1,984,305	2,369,601	2,603,455	2,279,461	1,843,097
Total Loans	19,303,280	19,681,994	20,347,067	20,597,626	20,041,661

Investment securities	11,180,948	9,148,841	8,001,679	7,603,762	8,054,008
Federal funds sold and other earning assets	1,221,993	1,506,645	1,094,487	618,228	172,761
Total interest-earning assets	31,706,221	30,337,480	29,443,233	28,819,616	28,268,430
Allowance for credit losses	(306,059)	(315,590)	(322,138)	(321,424)	(325,720)
Cash and due from banks	521,737	308,787	289,579	267,887	247,426
Goodwill	3,231,637	3,233,231	3,231,850	3,231,976	3,223,469
Core deposit intangibles, net	68,830	71,763	74,919	78,269	81,539
Other real estate	3,001	6,385	14,573	8,061	5,666
Fixed assets, net	326,570	326,004	325,485	325,958	327,811
Other assets	544,085	576,300	633,405	570,495	676,105
Total assets	$36,096,022	$34,544,360	$33,690,906	$32,980,838	$32,504,726

Noninterest-bearing deposits	$10,062,085	$9,206,791	$9,103,742	$8,980,814	$8,583,734
Interest-bearing demand deposits	6,281,068	6,112,469	5,545,298	5,221,722	4,949,023
Savings and money market deposits	9,872,624	9,420,064	9,170,179	8,937,751	8,537,352
Certificates and other time deposits	2,980,186	3,031,621	3,047,475	3,103,290	3,224,196
Total deposits	29,195,963	27,770,945	26,866,694	26,243,577	25,294,305
Other borrowings	—	—	2,435	13,898	474,867
Securities sold under repurchase agreements	383,975	376,662	376,779	378,888	365,077
Subordinated notes	—	—	81,570	125,256	125,475
Allowance for credit losses on off-balance sheet credit exposures	29,947	29,947	29,947	29,947	29,947
Other liabilities	198,748	169,138	224,907	167,532	289,899
Shareholders' equity	6,287,389	6,197,668	6,108,574	6,021,740	5,925,156
Total liabilities and equity	$36,096,022	$34,544,360	$33,690,906	$32,980,838	$32,504,726

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Jun 30, 2021		Mar 31, 2021		Dec 31, 2020		Sep 30, 2020		Jun 30, 2020
Period End Balances

Loan Portfolio
Commercial and industrial	$2,021,951	10.5%	$2,104,116	10.7%	$2,210,003	10.9%	$2,171,302	10.5%	$2,214,742	10.5%
Warehouse purchase program	2,095,559	10.9%	2,272,389	11.6%	2,842,379	14.0%	2,730,614	13.1%	2,557,183	12.2%
Construction, land development and other land loans	2,147,474	11.2%	2,031,355	10.4%	1,956,960	9.7%	2,081,762	10.0%	2,033,037	9.7%
1-4 family residential	4,531,589	23.5%	4,310,437	21.9%	4,253,331	21.0%	4,189,852	20.1%	4,184,972	19.9%
Home equity	637,431	3.3%	554,278	2.8%	504,207	2.5%	477,552	2.3%	437,098	2.1%
Commercial real estate (includes multi-family residential)	5,681,184	29.5%	5,858,475	29.8%	6,078,764	30.0%	6,179,901	29.7%	6,550,086	31.2%
Agriculture (includes farmland)	590,135	3.1%	571,783	2.9%	581,352	2.9%	598,972	2.9%	612,694	2.9%
Consumer and other	264,652	1.4%	293,023	1.5%	344,028	1.7%	367,231	1.8%	403,462	1.9%
Energy	501,821	2.6%	503,947	2.6%	512,735	2.5%	604,698	2.9%	639,402	3.0%
Paycheck Protection Program	779,989	4.0%	1,139,083	5.8%	963,185	4.8%	1,393,757	6.7%	1,392,497	6.6%
Total loans	$19,251,785		$19,638,886		$20,246,944		$20,795,641		$21,025,173

Deposit Types
Noninterest-bearing DDA	$10,099,149	34.7%	$9,820,445	34.1%	$9,151,233	33.4%	$8,998,328	34.0%	$9,040,257	34.6%
Interest-bearing DDA	6,185,115	21.2%	6,158,641	21.4%	5,899,051	21.6%	5,297,802	20.0%	5,130,495	19.6%
Money market	6,706,252	23.0%	6,714,889	23.4%	6,381,014	23.3%	6,324,127	23.9%	6,148,206	23.5%
Savings	3,160,606	10.9%	3,083,447	10.7%	2,863,086	10.5%	2,772,492	10.5%	2,722,718	10.4%
Certificates and other time deposits	2,959,119	10.2%	2,985,683	10.4%	3,066,108	11.2%	3,066,457	11.6%	3,111,012	11.9%
Total deposits	$29,110,241		$28,763,105		$27,360,492		$26,459,206		$26,152,688

Loan to Deposit Ratio	66.1%		68.3%		74.0%		78.6%		80.4%

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

Construction Loans

	Jun 30, 2021		Mar 31, 2021		Dec 31, 2020		Sep 30, 2020		Jun 30, 2020

Single family residential construction	$624,954	29.1%	$590,223	29.1%	$579,761	29.6%	$654,933	31.5%	$710,401	34.9%
Land development	97,709	4.6%	97,267	4.8%	103,307	5.3%	114,937	5.5%	114,748	5.6%
Raw land	245,484	11.4%	243,394	12.0%	247,628	12.7%	240,154	11.5%	274,159	13.5%
Residential lots	165,645	7.7%	176,884	8.6%	158,441	8.1%	137,615	6.6%	144,765	7.1%
Commercial lots	153,714	7.2%	137,512	6.8%	114,427	5.8%	109,569	5.3%	103,267	5.1%
Commercial construction and other	860,069	40.0%	786,192	38.7%	753,587	38.5%	825,053	39.6%	687,618	33.8%
Net unaccreted discount	(101)		(117)		(191)		(499)		(1,921)
Total construction loans	$2,147,474		$2,031,355		$1,956,960		$2,081,762		$2,033,037

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of June 30, 2021

	Houston	Dallas	Austin	OK City	Tulsa	Other (T)	Total
Collateral Type
Shopping center/retail	$380,117	$270,891	$52,981	$19,350	$29,253	$297,645	$1,050,237
Commercial and industrial buildings	157,719	89,284	20,485	20,970	17,691	172,869	479,018
Office buildings	158,722	494,963	30,440	73,335	4,912	72,207	834,579
Medical buildings	105,852	25,139	2,639	23,839	39,217	78,944	275,630
Apartment buildings	246,330	257,044	24,080	14,993	35,917	162,749	741,113
Hotel	79,503	70,388	43,372	28,996	—	131,253	353,512
Other	76,469	62,065	24,118	8,211	3,560	65,570	239,993
Total	$1,204,712	$1,269,774	$198,115	$189,694	$130,550	$981,237	$3,974,082	(U)

Acquired Loans

	Non-PCD Loans			PCD Loans			Total Acquired Loans
	Balance at Acquisition Date	Balance at Mar 31, 2021	Balance at Jun 30, 2021	Balance at Acquisition Date	Balance at Mar 31, 2021	Balance at Jun 30, 2021	Balance at Acquisition Date		Balance at Mar 31, 2021	Balance at Jun 30, 2021
Loan marks:
Acquired banks (V)	$345,599	$26,285	$16,535	$320,052	$11,157	$8,695	$665,651		$37,442	$25,230

Acquired portfolio loan balances:
Acquired banks (V)	12,286,159	3,339,670	2,913,494	689,573	163,191	144,694	12,975,732	(W)	3,502,861	3,058,188

Acquired portfolio loan balances less loan marks	$11,940,560	$3,313,385	$2,896,959	$369,521	$152,034	$135,999	$12,310,081		$3,465,419	$3,032,958

(T) Includes other MSA and non-MSA regions.

(U) Represents a portion of total commercial real estate loans of $5.681 billion as of June 30, 2021.

(V) Includes Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company, Tradition Bank and LegacyTexas Bank.

(W) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020
Asset Quality
Nonaccrual loans	$32,880	$43,025	$47,185	$57,412	$62,904	$32,880	$62,904
Accruing loans 90 or more days past due	330	313	1,699	462	8,691	330	8,691
Total nonperforming loans	33,210	43,338	48,884	57,874	71,595	33,210	71,595
Repossessed assets	310	362	93	120	187	310	187
Other real estate	144	462	10,593	11,548	6,160	144	6,160
Total nonperforming assets	$33,664	$44,162	$59,570	$69,542	$77,942	$33,664	$77,942

Nonperforming assets:
Commercial and industrial (includes energy)	$8,613	$11,290	$16,176	$17,273	$15,238	$8,613	$15,238
Construction, land development and other land loans	1,423	1,692	1,566	2,633	10,530	1,423	10,530
1-4 family residential (includes home equity)	11,681	11,920	25,830	29,953	29,812	11,681	29,812
Commercial real estate (includes multi-family residential)	11,266	16,896	12,315	16,069	20,748	11,266	20,748
Agriculture (includes farmland)	661	803	2,075	1,931	1,501	661	1,501
Consumer and other	20	1,561	1,608	1,683	113	20	113
Total	$33,664	$44,162	$59,570	$69,542	$77,942	$33,664	$77,942
Number of loans/properties	152	167	208	198	213	152	213
Allowance for credit losses at end of period	$302,884	$307,210	$316,068	$323,635	$324,205	$302,884	$324,205

Net charge-offs (recoveries):
Commercial and industrial (includes energy)	$3,529	$1,584	$4,085	$8,344	$12,206	$5,113	$12,178
Construction, land development and other land loans	(105)	(5)	(110)	478	(6)	(110)	(18)
1-4 family residential (includes home equity)	(6)	47	1,982	252	51	41	56
Commercial real estate (includes multi-family residential)	517	6,589	626	676	—	7,106	(81)
Agriculture (includes farmland)	(9)	33	(4)	(17)	(3)	24	(4)
Consumer and other	400	610	988	837	753	1,010	1,671
Total	$4,326	$8,858	$7,567	$10,570	$13,001	$13,184	$13,802

Asset Quality Ratios
Nonperforming assets to average interest-earning assets	0.11%	0.15%	0.20%	0.24%	0.28%	0.11%	0.28%
Nonperforming assets to loans and other real estate	0.17%	0.22%	0.29%	0.33%	0.37%	0.17%	0.37%
Net charge-offs to average loans (annualized)	0.09%	0.18%	0.15%	0.21%	0.26%	0.14%	0.14%
Allowance for credit losses to total loans	1.57%	1.56%	1.56%	1.56%	1.54%	1.57%	1.54%
Allowance for credit losses to total loans, excluding Warehouse Purchase Program loans and Paycheck Protection Program loans (G)	1.85%	1.89%	1.92%	1.94%	1.90%	1.85%	1.90%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews diluted earnings per share excluding merger related expenses, net of tax, and NOL tax benefit; return on average assets excluding merger related expenses, net of tax, and NOL tax benefit; return on average common equity excluding merger related expenses, net of tax, and NOL tax benefit; return on average tangible common equity; return on average tangible common equity excluding merger related expenses, net of tax, and NOL tax benefit; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses to total loans excluding Warehouse Purchase Program and PPP loans; the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities and merger related expenses, for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding Warehouse Purchase Program loans and PPP loans). Prosperity has included information below relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended					Year-to-Date
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020
Reconciliation of diluted earnings per share to diluted earnings per share, excluding merger related expenses, net of tax, and NOL tax benefit:
Net income	$130,611	$133,309	$137,091	$130,064	$130,901	$263,920	$261,749
Add: merger related expenses, net of tax(X)	—	—	—	—	5,904	—	6,334
Less: NOL tax benefit (Y)	—	—	—	—	(20,145)	—	(20,145)
Net income, excluding merger related expenses, net of tax, and NOL tax benefit (X) (Y)	$130,611	$133,309	$137,091	$130,064	$116,660	$263,920	$247,938

Weighted average diluted shares outstanding	92,935	92,854	92,559	92,656	92,658	92,895	93,514
Merger related expenses per diluted share, net of tax(X)	$—	$—	$—	$—	$0.06	$—	$0.07
NOL tax benefit per diluted share (X)	$—	$—	$—	$—	$(0.22)	$—	$(0.22)
Diluted earnings per share, excluding merger related expenses, net of tax, and NOL tax benefit (X) (Y)	$1.41	$1.44	$1.48	$1.40	$1.25	$2.84	$2.65

Reconciliation of return on average assets to return on average assets excluding merger related expenses, net of tax, and NOL tax benefit:
Net income, excluding merger related expenses, net of tax, and NOL tax benefit (X) (Y)	$130,611	$133,309	$137,091	$130,064	$116,660	$263,920	$247,938
Average total assets	$36,096,022	$34,544,360	$33,690,906	$32,980,838	$32,504,726	$35,324,474	$31,931,067
Return on average assets excluding merger related expenses, net of tax, and NOL tax benefit (F) (X) (Y)	1.45%	1.54%	1.63%	1.58%	1.44%	1.49%	1.55%

Reconciliation of return on average common equity to return on average common equity excluding merger related expenses, net of tax, and NOL tax benefit:
Net income, excluding merger related expenses, net of tax, and NOL tax benefit (X) (Y)	$130,611	$133,309	$137,091	$130,064	$116,660	$263,920	$247,938
Average shareholders' equity	$6,287,389	$6,197,668	$6,108,574	$6,021,740	$5,925,156	$6,242,775	$5,914,698
Return on average common equity excluding merger related expenses, net of tax, and NOL tax benefit (F) (X) (Y)	8.31%	8.60%	8.98%	8.64%	7.88%	8.46%	8.38%

Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$130,611	$133,309	$137,091	$130,064	$130,901	$263,920	$261,749
Average shareholders' equity	$6,287,389	$6,197,668	$6,108,574	$6,021,740	$5,925,156	$6,242,775	$5,914,698
Less: Average goodwill and other intangible assets	(3,300,467)	(3,304,994)	(3,306,769)	(3,310,245)	(3,305,008)	(3,302,718)	(3,306,753)
Average tangible shareholders’ equity	$2,986,922	$2,892,674	$2,801,805	$2,711,495	$2,620,148	$2,940,057	$2,607,945
Return on average tangible common equity (F)	17.49%	18.43%	19.57%	19.19%	19.98%	17.95%	20.07%

(X) Calculated assuming a federal tax rate of 21.0%.

(Y) Net income for the second quarter of 2020 includes a tax benefit for NOL due to the CARES Act.

	Three Months Ended					Year-to-Date
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020

Reconciliation of return on average common equity to return on average tangible common equity excluding merger related expenses, net of tax, and NOL tax benefit:
Net income, excluding merger related expenses, net of tax, and NOL tax benefit (X) (Y)	$130,611	$133,309	$137,091	$130,064	$116,660	$263,920	$247,938
Average shareholders' equity	$6,287,389	$6,197,668	$6,108,574	$6,021,740	$5,925,156	$6,242,775	$5,914,698
Less: Average goodwill and other intangible assets	(3,300,467)	(3,304,994)	(3,306,769)	(3,310,245)	(3,305,008)	(3,302,718)	(3,306,753)
Average tangible shareholders’ equity	$2,986,922	$2,892,674	$2,801,805	$2,711,495	$2,620,148	$2,940,057	$2,607,945
Return on average tangible common equity excluding merger related expenses, net of tax, and NOL tax benefit (F) (X) (Y)	17.49%	18.43%	19.57%	19.19%	17.81%	17.95%	19.01%

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$6,310,337	$6,221,846	$6,130,669	$6,034,877	$5,948,122	$6,310,337	$5,948,122
Less: Goodwill and other intangible assets	(3,299,053)	(3,301,940)	(3,304,871)	(3,308,170)	(3,311,712)	(3,299,053)	(3,311,712)
Tangible shareholders’ equity	$3,011,284	$2,919,906	$2,825,798	$2,726,707	$2,636,410	$3,011,284	$2,636,410

Period end shares outstanding	92,935	92,929	92,571	92,562	92,660	92,935	92,660
Tangible book value per share	$32.40	$31.42	$30.53	$29.46	$28.45	$32.40	28.45

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$3,011,284	$2,919,906	$2,825,798	$2,726,707	$2,636,410	$3,011,284	$2,636,410
Total assets	$36,099,924	$35,558,418	$34,059,275	$33,197,599	$32,966,649	$36,099,924	$32,966,649
Less: Goodwill and other intangible assets	(3,299,053)	(3,301,940)	(3,304,871)	(3,308,170)	(3,311,712)	(3,299,053)	(3,311,712)
Tangible assets	$32,800,871	$32,256,478	$30,754,404	$29,889,429	$29,654,937	$32,800,871	$29,654,937
Period end tangible equity to period end tangible assets ratio	9.18%	9.05%	9.19%	9.12%	8.89%	9.18%	8.89%

Reconciliation of allowance for credit losses to total loans to allowance for credit losses to total loans, excluding Warehouse Purchase Program and Paycheck Protection Program loans:
Allowance for credit losses	$302,884	$307,210	$316,068	$323,635	$324,205	$302,884	$324,205
Total loans	$19,251,785	$19,638,886	$20,246,944	$20,795,641	$21,025,173	$19,251,785	$21,025,173
Less: Warehouse Purchase Program loans	(2,095,559)	(2,272,389)	(2,842,379)	(2,730,614)	(2,557,183)	(2,095,559)	2,557,183
Less: Paycheck Protection Program loans	(779,989)	(1,139,083)	(963,185)	(1,393,757)	(1,392,497)	(779,989)	1,392,497
Total loans less Warehouse Purchase Program and Paycheck Protection Program loans	$16,376,237	$16,227,414	$16,441,380	$16,671,270	$17,075,493	$16,376,237	$17,075,493
Allowance for credit losses to total loans, excluding Warehouse Purchase Program and Paycheck Protection Program loans	1.85%	1.89%	1.92%	1.94%	1.90%	1.85%	1.90%

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale of assets and taxes:
Noninterest expense	$115,191	$119,076	$120,205	$117,919	$134,368	$234,267	$259,109

Net interest income	$245,399	$254,582	$257,634	$258,113	$258,955	$499,981	$514,986
Noninterest income	35,556	34,008	36,547	34,924	25,675	69,564	60,063
Less: net loss on sale or write down of assets	(244)	(79)	(675)	(528)	(3,945)	(323)	(4,330)
Noninterest income excluding net gains and losses on the sale or write down of assets and securities	35,800	34,087	37,222	35,452	29,620	69,887	64,393
Total income excluding net gains and losses on the sale or write down of assets and taxes	$281,199	$288,669	$294,856	$293,565	$288,575	$569,868	$579,379
Efficiency ratio, excluding net gains and losses on the sale or write down of assets and taxes	40.96%	41.25%	40.77%	40.17%	46.56%	41.11%	44.72%

	Three Months Ended					Year-to-Date
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale of assets, taxes and merger related expenses:
Noninterest expense	$115,191	$119,076	$120,205	$117,919	$134,368	$234,267	$259,109
Less: merger related expenses	—	—	—	—	7,474	—	8,018
Noninterest expense excluding merger related expenses	$115,191	$119,076	$120,205	$117,919	$126,894	$234,267	$251,091

Net interest income	$245,399	$254,582	$257,634	$258,113	$258,955	$499,981	$514,986
Noninterest income	35,556	34,008	36,547	34,924	25,675	69,564	60,063
Less: net loss on sale or write down of assets	(244)	(79)	(675)	(528)	(3,945)	(323)	(4,330)
Noninterest income excluding net gains and losses on the sale or write down of assets and taxes	35,800	34,087	37,222	35,452	29,620	69,887	64,393
Total income excluding net gains and losses on the sale or write down of assets and taxes	$281,199	$288,669	$294,856	$293,565	$288,575	$569,868	$579,379
Efficiency ratio, excluding net gains and losses on the sale or write down of assets, taxes and merger related expenses	40.96%	41.25%	40.77%	40.17%	43.97%	41.11%	43.34%